EXHIBIT 16.1


                                            [LOGO]   ANDERSEN

                                                Arthur Andersen LLP
                                                Suite 300
                                                501 North 44th Street
                                                Phoenix, AZ  85008

                                                Tel 602 286 2000
                                                Fax 602 286 2199

                                                www.andersen.com

June 12, 2002


Office of the Chief Accountant
Securities and Exchange Commission
450 Fifth Street, N.W.
Washington, D.C. 20549


Dear Sir/Madam:

The representations made in this letter are based solely on discussions with and representations from the engagement partner and manager on the audits of the financial statements of this registrant for the two most recent fiscal years. Those individuals are no longer with Arthur Andersen LLP. We have read the third paragraph of Item 4 included in the Form 8-K dated June 12, 2002, with respect to the Occidental Petroleum Corporation Savings Plan (including by merger the Occidental Chemical Corporation Savings Plan and the Oxy Vinyls, LP Savings Plan) with the Securities and Exchange Commission and have found no basis for disagreement with the statements contained therein.


Very truly yours,

/s/ ARTHUR ANDERSEN LLP

Arthur Andersen LLP


Copy to:  Mr. Samuel P. Dominick, Jr., Occidental Petroleum Corporation